Exhibit 99.2

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Page
Balance Sheets as of March 31, 2014 and December 31, 2013 (Unaudited)	2

Statements of Operations for the Three Months Ended March 31, 2014 and 2013 and for the Period from May 24, 2004 (Inception) to March 31, 2014 (Unaudited)	3

Statements of Cash Flows for the Three Months Ended March 31, 2014 and 2013 and for the Period from May 24, 2004 (Inception) to March 31, 2014 (Unaudited)	4

Notes to Financial Statements (Unaudited)	6

Relmada Therapeutics, Inc.
(A Development Stage Company)
Balance Sheets
(Unaudited)

	As of March 31, 2014	As of December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$2,459,132	$3,522,450
Prepaid expenses	44,816	10,325
Deferred financing costs, net of amortization of $90,386 and $69,546, respectively	57,883	78,724

Total current assets	2,561,831	3,611,499
Deferred offering costs	45,500	-
Fixed assets, net of accumulated depreciation of $423 and $373, respectively	9,097	8,498
Other assets	12,100	12,100

Total assets	$2,628,528	$3,632,097

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$127,090	$180,319
Accrued expenses	164,522	438,658
Derivative liabilities	12,773,899	20,103,425
Subordinated promissory notes payable, net of debt discount of $55,708 and $141,049, respectively	844,292	758,951

Total current liabilities	13,909,803	21,481,353

Long-term liability – accrued expense	100,000	100,000

Total liabilities	14,009,803	21,581,353

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $0.01 par value, 500,000,000 shares authorized, liquidation value of $0.08 per share:
Series A preferred stock, 255,000,000 share authorized, 136,041,275 shares issued and outstanding	1,360,413	1,360,413
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 49,878,284 and 49,587,771 shares issued and outstanding, respectively	498,783	495,878
Additional paid-in capital	14,248,358	14,177,112
Deficit accumulated during the development stage	(27,488,829)	(33,982,659)

Total stockholders’ deficit	(11,381,275)	(17,949,256)

Total liabilities and stockholders’ deficit	$2,628,528	$3,632,097

The accompanying notes are an integral part of these unaudited financial statements.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

			For the Period from May 24, 2004
	Three Months Ended March 31,		(Inception) to March 31,
	2014	2013	2014

License revenue	$-	$-	$1,500,000

Operating expenses:
General and administrative	(496,103)	(263,081)	(10,146,510)
Research and development	(215,793)	(337,837)	(8,462,568)
Total operating expenses	(711,896)	(600,918)	(18,609,078)

Loss from operations	(711,896)	(600,918)	(17,109,078)

Other income (expenses):
Change in fair value of derivative liabilities	7,329,526	-	(9,236,502)
Interest income	-	-	69,447
Interest expense	(123,800)	(29,419)	(1,212,696)
Total other income (expenses)	7,205,726	(29,419)	(10,379,751)

Net income (loss)	$6,493,830	$(630,337)	$(27,488,829)
Net income (loss) per common share –basic	$0.13	$(0.03)
Net income (loss) per common share – diluted	$0.03	$(0.03)
Weighted average number of common shares outstanding - basic	49,835,111	24,023,834
Weighted average number of common shares outstanding - diluted	209,606,969	24,023,834

The accompanying notes are an integral part of these unaudited financial statements.

Relmada Therapeutics, Inc.
(a Development Stage Company)
Statements of Cash Flows
(Unaudited)

			For the Period from May 24, 2004 (Inception) to
	Three Months Ended March 31,		March 31,
	2014	2013	2013

Cash flows from operating activities
Net income (loss)	$6,493,830	$(630,337)	$(27,488,829)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	50	-	423
Amortization of debt discount	85,341	15,851	203,980
Amortization of deferred financing costs	20,841	9,547	90,387
Common stock issued for services	8,715	-	6,011,482
Stock-based compensation	65,436	13,388	485,114
Change in fair value of derivative liabilities	(7,329,526)	-	9,236,502
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(34,491)	153,241	(56,916)
Accounts payable	(53,229)	(30)	127,090
Accrued expenses	(274,136)	38,459	569,823
Net cash used in operating activities	(1,017,169)	(399,881)	(10,820,944)

Cash flows from investing activities
Purchase of fixed assets	(649)	-	(9,520)
Net cash used in investing activities	(649)	-	(9,520)

Cash flows from financing activities
Proceeds from sale of Series A preferred stock	-	-	6,714,446
Proceeds from sale of common stock	-	-	1,500,000
Payment of deferred offering costs	(45,500)	-	(45,500)
Proceeds from loan	-	-	39,990
Payment of loan	-	-	(39,990)
Proceeds from related-party loans	-	-	3,488,044
Proceeds from notes payable	-	-	975,000
Proceeds from subordinated promissory notes, net of deferred financing costs	-	-	656,500
Proceeds from sale of common stock to founder	-	-	1,106
Net cash provided by financing activities	(45,500)	-	13,289,596
Net (decrease) increase in cash	(1,063,318)	(399,881)	2,459,132
Cash at beginning of the period	3,522,450	1,772,822	-

Cash at end of the period	$2,459,132	$1,372,941	$2,459,132

The accompanying notes are an integral part of these unaudited financial statements.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			For the Period from May 24, 2004 (Inception) to
	Three Months Ended March 31,		March 31,
	2014	2013	2014

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes	$-	$-	$-
Interest	$-	$-	$1,899

Non-cash investing and financing transactions:

Fair value of derivatives issued in connection with issuance of preferred stock	$-	$-	$2,745,528
Fair value of derivative warrants issued to lenders in connection with issuance of subordinated promissory notes	$-	$-	$109,688
Fair value of warrants issued in connection with deferred financing costs	$-	$-	$54,770
Fair value of derivative warrants issued for offering costs in connection with the issuance of Series A preferred stock	$-	$-	$328,270
Fair value of derivative issued to Wonpung for services	$-	$-	$299,141
Exchange of loans and accrued interest for common stock from founder	$-	$-	$3,046,685
Exchange of loans and accrued interest for common stock from related party		$-	$180,480
Exchange of subordinated notes and accrued interest for Series A preferred stock	$-	$-	$1,541,180
Cashless exercise of warrants for common stock	$-	$-	$54,143

The accompanying notes are an integral part of these unaudited financial statements.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
(Unaudited)

NOTE 1 – BUSINESS

Relmada Therapeutics, Inc. (“Relmada” or the “Company’) is a development stage company and commenced its operations on May 24, 2004. The Company was incorporated as a Delaware Limited Liability Company (LLC) under the name TheraQuest Biosciences, LLC.   The Company converted from LLC to a C Corporation in February 2007 and the Company changed its name to Relmada Therapeutics, Inc. in November 2011.

The Company is a clinical stage private biopharmaceutical company focused on drugs to treat pain.  The Company has a portfolio of four products at different stages of development and an early stage pipeline of an additional three products.  Relmada’s product development efforts are guided by the internationally recognized scientific expertise of its research team with inputs from a world-class scientific advisory board.  Relmada’s approach is expected to reduce overall clinical development risks and potentially deliver valuable products in areas of high unmet medical needs. The Company’s office is located in New York City.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses its deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized.

Going Concern

The Company has incurred losses and negative cash flows from operations since inception and has a stockholders’ deficit of approximately $27,488,800 and negative working capital as of March 31, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of its products currently in development. Substantial additional financing will be needed by the Company to fund its operations and to commercially develop its product candidates. Management is currently evaluating different strategies to obtain the required funding for future operations. These strategies may include, but are not limited to: private placements of equity and/or debt, payments from potential strategic research and development, licensing and/or marketing arrangements with pharmaceutical companies, and public offerings of equity and/or debt securities. There can be no assurance that these future funding efforts will be successful.

The Company’s future operations are highly dependent on a combination of factors, including: (i) the timely and successful completion of additional financing discussed above; (ii) the Company’s ability to complete revenue-generating partnerships with pharmaceutical companies; (iii) the success of its research and development; (iv) the development of competitive therapies by other biotechnology and pharmaceutical companies, and, ultimately; (v) regulatory approval and market acceptance of the Company’s proposed future products.

In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s research and development will be successfully completed or that any product will be approved or commercially viable. The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, dependence on collaborative arrangements, development by the Company or its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and compliance with Food and Drug Administration (“FDA”) and other governmental regulations and approval requirements.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of Presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim consolidated financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2013 and notes thereto contained in the Company’s private placement memorandum included in accompanying report.

Development Stage Company

The Company is considered a development stage company and has had no product revenue to date.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Derivatives

All derivatives are recorded at fair value on the balance sheet. Fair values for securities traded in the open market and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 Inputs – Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs – Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

 The following tables set forth assets and liabilities measured at fair value on a recurring and non-recurring basis by level within the fair value hierarchy as of March 31, 2014 and December 31 2013. As required by Accounting Standard Codification (“ASC”) Topic No. 820 – 10 Fair Value Measurement, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)

As required by ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The estimated fair value of the derivative instruments which include Series A preferred stock with down-round protection provisions and warrants with down-round protection provisions was calculated with the assistance of a third party valuation firm.

Fair Value on a Recurring Basis

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of March 31, 2014:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	March 31,
Description	(Level 1)	(Level 2)	(Level 3)	2014
Derivative liabilities – warrant instruments	$-	$-	$2,756,546	$2,756,546
Derivative liabilities – Series A preferred stock	-	-	10,017,353	10,017,353
Total derivative liabilities	$-	$-	$12,773,899	$12,773,899

The following table sets forth, by level within the fair value hierarchy, the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of December 31, 2013:

	Quoted Prices
	In Active	Significant		Total
	Markets for	Other	Significant	Carrying
	Identical	Observable	Unobservable	Value as of
	Assets	Inputs	Inputs	December 31,
Description	(Level 1)	(Level 2)	(Level 3)	2013
Derivative liabilities – warrant instruments	$-	$-	$4,089,284	$4,089,284
Derivative liabilities – Series A preferred stock	-	-	16,014,141	16,014,141
Total derivative liabilities	$-	$-	$20,103,425	$20,103,425

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	As of March 31, 2014	As of March 31, 2013
Beginning balance at December 31,	$(20,103,425)	$(5,090,988)
Change in fair value of derivative liabilities included in net loss for the three months ended March 31, 2014 and 2013, respectively	7,329,526	-
Ending balance at March, 31,	$(12,773,899)	$(5,090,988)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Tax benefits are recognized when it is probable that the deduction will be sustained. A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain. As of March 31, 2014 and December 31, 2013, the Company had recognized a valuation allowance to the full extent of the Company’s net deferred tax assets since the likelihood of realization of the benefit does not meet the more likely than not threshold.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

The Company files a U.S. Federal income tax return and various state returns. Uncertain tax positions taken on our tax returns will be accounted for as liabilities for unrecognized tax benefits. The Company will recognize interest and penalties, if any, related to unrecognized tax benefits in general and administrative expenses in the statements of operations. There were no liabilities recorded for uncertain tax positions as of March 31, 2014 and December 31, 2013. The open tax years, subject to potential examination by the applicable taxing authority, for the Company were from 2010 through 2013.

Research and Development

Research and development costs primarily consist of research contracts for the advancement of product development, salaries and benefits, stock-based compensation, and consultants. The Company expenses all research and development costs in the period in incurred.

Stock-Based Compensation

The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period. The grant-date fair value of employee share options is estimated using the Black-Scholes option pricing model adjusted for the unique characteristics of those instruments.  Compensation expense for options and warrants granted to non-employees is determined by the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured, and is recognized over the service period.  The expense is subsequently adjusted to fair value at the end of each reporting period until such options and warrants vest, and the fair value of such instruments, as adjusted, is expensed over the related vesting period. Adjustments to fair value at each reporting date may result in income or expense, depending upon the estimate of fair value and the amount of expense recorded prior to the adjustment. The Company reviews its agreements and the future performance obligation with respect to the unvested options or warrants for its vendors or consultants. When appropriate, the Company will expense the unvested options or warrants at the time when management deems the service obligation for future services has ceased.

Patents

Costs related to filing and pursuing patent applications are recorded as general and administrative expense and expensed as incurred since recoverability of such expenditures is uncertain

Earnings (Loss) per Common Share

Basic net loss per common share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. Diluted net loss per common share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common share equivalents outstanding for the period determined using the treasury-stock method. Dilutive common stock equivalents are comprised of Series A preferred stock, warrants for the purchase of common stock and options. For all periods presented, there is no difference in the number of shares used to calculate basic and diluted shares outstanding due to the Company’s net loss position.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earning (Loss) per Common Share (Continued)

Potentially dilutive securities are not included in the calculation of diluted net loss per share attributable to common stockholders because for the three months ended Mach 31, 2013, to do so would be anti-dilutive (in common stock equivalent shares): There were 85,035,025 Series A Preferred Stock, 48,652,342 common stock warrants and 6,779,615 common stock options for the three months ended March 31, 2013.

Recent Accounting Pronouncements – The Company does not expect that any recently issued accounting pronouncements will have a significant impact on the results of operations, financial position, or cash flows of the Company.

Note 3 – NOTES PAYABLE

Subordinated 8% promissory notes payable consisted of the following as of March 31, 2014 and December 31, 2013:

	As of March 31, 2014	As of December 31, 2013
Subordinated 8% promissory notes due December 2013	$216,000	$216,000
Subordinated 8% promissory notes due September 2014	684,000	684,000
Total notes payable	900,000	900,000
Less: debt discount	(55,078)	(141,049)
Total notes payable, less debt discount	$844,292	$758,951

December 2012 Subordinated Promissory Notes Payable

In December 2012, the Company issued $216,000 of subordinated 8% promissory notes payable for cash proceeds of $180,000 which were due on December 6, 2013.  In addition, the note holders received seven-year warrants to purchase 675,000 shares of common stock with an exercise price of $0.08 per share.  The Company recorded the fair value of the warrants as a debt discount on the notes payable which resulted in a debt discount of $26,325. The difference between the face value and the cash proceeds of $36,000 was also treated as debt discount and was amortized to interest expense over the one year maturity of the notes. The Company also paid debt issuance costs of $25,100 to the placement agent that were recorded as deferred financing costs and amortized over the one year maturity of the notes.  The Company also issued 337,500 warrants to purchase common stock at $0.08 per share to the placement agent which the Company recorded as a discount on the notes at the fair value of $13,089. All of the debt discount ($62,325) and deferred financing costs ($38,189) were fully amortized and recorded as interest expense during 2013 for these notes. These notes are currently in default due to non-payment of principal and accrued interest.

September 2013 Subordinated Promissory Notes Payable

In September 2013, the Company issued $684,000 of subordinated 8% promissory notes payable for cash proceeds of $570,000 which are due in September 2014.  In addition, the note holders received seven-year warrants to purchase 2,137,500 shares of common stock with an exercise price of $0.08 per share.  The Company recorded the fair value of the warrants as a debt discount on the notes payable which resulted in a debt discount of $83,363. The difference between the face value and the cash proceeds of $114,000 was also treated as debt discount and is amortized to interest expense over the one year maturity of the notes. The Company also paid debt issuance costs of $68,400 to the placement agent that were recorded as deferred financing costs and are amortized over the one year maturity of the notes.  The Company also issued 1,068,750 warrants to purchase common stock at $0.08 per share to the placement agent which the Company recorded as a discount on the notes at the fair value of $25,681. The Company has amortized approximately $85,300 and approximately $15,900 of debt discount and approximately $20,800 and approximately $9,500 of deferred financing costs to interest expense for these notes during for the three months ended March 31, 2014 and 2013, respectively.

The notes and accrued interest automatically convert into common stock at $0.08 per share upon the Company going public at a minimum gross proceeds amount, as defined in the notes payable agreements. If the Company does not go public as defined or by September 30, 2014, the interest rate will increase from 8% to 10% per annum. In the event the Company raises equity in the future at a price lower than the offering price in this offering, the warrants to purchase common stock and the notes payable conversion price will be adjusted for the anti-dilutive effects of such future issuance.  As a result, the warrants issued with the debt are accounted for as derivative liabilities and recorded at fair value at each period end.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
(Unaudited)

Note 3 – NOTES PAYABLE (Continued)

September 2013 Subordinated Promissory Notes Payable (Continued)

The Company determined the beneficial conversion feature on the September 2013 notes payable at the issuance date of approximately $186,800 which represented the difference between the effective conversion price of $0.06 per share and the fair value of the common stock as of the commitment date of $0.08. There was no beneficial conversion feature on the December 2012 notes payable. The beneficial conversion feature will be recorded as expense in the event these notes are converted to common stock in connection with a public offering

NOTE 4 – STOCKHOLDERS’ DEFICIT

In connection with the Chief Executive Officer’s employment contract, in January 2014, the Company issued his remaining common stock that was due him of 290,513 shares. The Company recorded approximately $8,700 of stock-based compensation in connection with the issuance of these shares.

Stock-based compensation – options

A summary of the changes in options outstanding during the year ended December 31, 2013 and for the three month ended March 31, 2014 is as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding and expected to vest at December 31, 2012	6,779,615	$0.08	9.5	$0
Granted	11,874,482	$0.08
Outstanding and expected to vest at December 31, 2013	18,654,097	$0.08	8.8	$1,305,000
Granted	11,497,600	$0.15	9.9	$0
Outstanding and expected to vest at March 31, 2014	30,151,697	$0.08	9.1	$1,119,000
Options exercisable as of December 31, 2013	5,260,321	$0.08	9.0	$368,000
Options exercisable as of March 31, 2014	5,890,185	$008	8.7	$353,000

For the three months ending March 31, 2014 and 2013, the Company recorded approximately $30,000 and $0, respectively, of stock-based compensation .expense to research and development expense. For the three months ending March 31, 2014 and 2013, the Company recorded approximately $35,000 and $13,000, respectively, of stock-based compensation expense to general and administrative expense.

The weighted average fair value of options granted during the three months ended March 31, 2014 was $0.06 per share. There was no options granted during the three months ended March 31, 2013. The following is the Black-Scholes option pricing model assumptions:

	For the Three Months March 31,
	2014	2013
Common stock price	$0.15	$0.08
Risk free interest rate	1.5 to 1.6%	N/A
Dividend yield	0%	N/A
Volatility	77%	N/A
Expected term (in years)	6.25%	N/A

During the three months ended March 31, 2014, the Company granted options to three members of the Board of Directors, each to purchase 486,620 shares of common stock with an exercise price of $0.15 per share. These options expire in ten years. In addition, during the three months ended March 31, 2014, the Company granted options to the Chief Scientific Officer and President, to purchase 10,037,740 common stock with an exercise price of $0.15 per share. The options expire in ten years.

Relmada Therapeutics, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
(Unaudited)

NOTE 4 – STOCKHOLDERS’ DEFICIT (Continued)

Stock-based compensation –warrants

During 2012, the Company issued its founder 8,682,125 warrants to purchase common stock in connection with a transaction that exchanged debt for stock. These warrants were cancelled by the Company in January 2014.

The Company has a strategic advisor agreement, to a related party consultant, Pursuant to this agreement, the Company has 38,471,787 warrants to be issued to purchase shares of common stock. These warrants are considered outstanding for accounting purposes as of March 31, 2014. Of this amount, 2,285,014 warrants to be issued to purchase common stock were granted during the three months ended March 31, 2014. These unvested warrants to purchase shares of common stock, have an exercise price of $0.01 per share that expires in seven years. The warrants have performance based requirements for vesting and will fully vest upon completion of a public transaction. The Company has not recorded any expense for these warrants, but instead shall determine the grant date upon the achievement of the performance requirements of the warrants, pursuant to the agreement.

NOTE 5 – RELATED PARTY TRANSACTIONS

Advisory Firm

The Company has an amended advisory agreement with Jamess Capital Group, LLC (formerly known as Amerasia Capital Group, LLC), a consulting firm affiliated with Mr. Seth, a Director of the Company (“Advisory Firm”) to provide non-investment banking related advisory services.  The Advisory Firm is due a monthly fee of $12,500.

NOTE 6 - COMMITMENTS AND CONTINENCIES

Legal

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.  Except as disclosed below, the Company is currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

On December 27, 2013, the Company filed a complaint against Najib Babul, the Company’s founder, former President and former Chief Scientific Officer, in the United States District Court, Eastern District of Pennsylvania.  In the complaint, the Company alleges that, after Mr. Babul resigned from the Company, the Company uncovered approximately $1.5 million in questionable expenses incurred by Mr. Babul during his management of the Company from 2004 until his resignation in 2012.  The Company believes that these questionable expenses are not supported by any loans or capital investments made by Mr. Babul with the Company.  The Company believes that Mr. Babul owed fiduciary duties as an executive officer of the Company to not expend Company funds for personal expenses completely unrelated to Mr. Babul’s duties with the Company, and the Company is seeking damages estimated to be not less than $1.5 million.  On January 29, 2014, the Company sent a letter to Mr. Babul to cancel his warrants to purchase 8,628,125 shares of the company common stock. On February 6, 2014, Mr. Babul demanded that the Company indemnify him in defending against the Company’s charges, in accordance with the Company’s Indemnification Agreement with him.  On February 12, 2014, the Company rejected his demand.  On February 12, 2014, Mr. Babul filed an Answer and Affirmative Defenses to the Company’s complaint requesting that judgment be entered in Mr. Babul’s favor; that the complaint be dismissed with prejudice; and that Mr. Babul be awarded attorneys’ fees and costs of the action. Mr. Babul has demanded advancement of his legal expenses in proceedings in a Delaware, which the Company is (a) challenging some of his advancement and (b) that we believe that he will ultimately not be entitled to indemnification and will be required to return any fees advanced. The Company intends to continue to aggressively pursue its claims against Mr. Babul. The outcome to this uncertainty is not known at this time.

Note 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events and has concluded no events warrant disclosure.